                                                           Exhibit D-1

                           B E F O R E



             THE PUBLIC UTILITIES COMMISSION OF OHIO



In the Matter of the Application                            97--EL-AIS
of Monongahela Power Company
for authority to issue and sell debt securities.



To the Honorable
The Public Utilities Commission of Ohio

     The Application respectfully shows:



                                I

     The Applicant, Monongahela Power Company (hereinafter called "Company" or "Applicant"), is an Ohio corporation, having its principal office in the City of Marietta in said State, and a public utility as defined in Section 4905.02 of the Ohio Revised Code. The Company is engaged in the generation, transmission, distribution and sale of electricity in Washington, Monroe, Morgan, Athens, Noble and Meigs Counties, Ohio, and elsewhere, including the northern half of West Virginia, and in the ownership and operation of an undivided interest in a power generating station (Hatfield's Ferry Station) in Pennsylvania.

     The name and mailing address of the Company is:

                    Monongahela Power Company
                    1310 Fairmont Avenue
                    P.O. Box 1392
                    Fairmont, WV  26555-1392

                               II

     The Applicant is a wholly owned subsidiary of Allegheny Power System, Inc., (hereinafter called "Allegheny"), a Maryland corporation, and a holding company registered under the Public Utility Holding Company Act of 1935. Allegheny as a registered holding company, and the Company as a subsidiary of a registered holding company, are subject to the jurisdiction of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. In addition, the Applicant is subject as to certain aspects of its operations to the jurisdiction of the Federal Energy Regulatory Commission and the West Virginia Public Service Commission.



                               III

     The authorized capital stock of Applicant totals 9,500,000 shares having a total par value of $550,000,000, represented by 1,500,000 shares of $100 par value Cumulative Preferred Stock, 740,000 of which are now outstanding, and 8,000,000 shares of $50 par value Common Stock, of which 5,891,000 shares are now outstanding and owned by Allegheny. Outstanding First Mortgage Bonds of the Applicant total $355,000,000 principal amount. Applicant's Quarterly Income Debt Securities total $40,000,000 while its Pollution Control and Solid Waste Disposal Bonds total $99,710,000.



                               IV

                         DEBT SECURITIES

     The Company requests authority through December 31, 2002, if market conditions warrant, to issue and sell up to $200 million aggregate principal amount of secured or unsecured medium term notes, debentures, first mortgage bonds, or other debt securities (the Debt Securities), in one or more series, but not to exceed a total of $200 million (or its equivalent, based upon the exchange rate on the applicable trade date in such foreign or composite currencies as the Company shall designate at the time of issuance). The Company desires to have available sufficient flexibility to adjust its financing program to developments in the market for Debt Securities when and as they occur, in order to obtain the best possible price or prices for the Debt Securities.

     There is little doubt that the electric utility industry will soon see full-blown competition. There is new awareness from Washington, D.C. to virtually every state capital that the electric utility industry can no longer exist as a conglomeration of independent, regulated monopolies. Changes in the regulatory environment at both the state and federal levels have set the stage for transition.

     The Company proposes to issue and sell over the next five years, Debt Securities that in the aggregate will not exceed $200 million. The Debt Securities will be sold to raise funds (1) to be able to compete effectively in the new utility market, (2) for possible early redemption of certain bonds, (3) for replacement of certain bonds at maturity, (4) for tender offers for bonds,
(5) for redemption of or tender for series of preferred stock,
(6) for general corporate purposes, including the retirement of any short-term debt and ongoing construction expenditures, (7) to raise new funds for general corporate addition of assets, or (8) for any combination of the above.

     The annual interest rate to be borne by each series of Debt Securities, the price to be paid to the Company (which, in the case of First Mortgage Bonds, shall not be less than 98% and shall not exceed 101.75% of principal amount), will be determined
(1) by competitive bidding, (2) by negotiations between the Company and private investors or (3) by negotiations or arrangements with underwriters and/or agents for the sale of such series. The compensation to be paid to underwriters and/or agents will be determined prior to the issuance of each transaction. It is expected that the successful bidders or, in the event of a negotiated transaction, the underwriters and/or agents, will make a public offering of the bonds, unless the size of any series offered makes such public offering impracticable.

     Interest rate and the price to be paid to the Company will be determined at the time of issuance. The Company will not, without a further order of the Commission, proceed to issue and sell the Debt Securities at interest rates greater than the interest rates set out in Exhibit B attached hereto and made a part hereof.

     The Debt Securities will be issued in one or more series, with maturity and call provisions, if any, to be determined at the time of issuance.

     If the Debt Securities are Secured Medium Term Notes or First Mortgage Bonds, they will be issued under and secured, together with the Company's presently outstanding First Mortgage Bonds, and any Bonds of other series hereafter authorized and issued, by the Mortgage Indenture dated August 1, 1945, as supplemented and amended and as to be further supplemented and amended by one or more Supplemental Indentures, each to be dated as of the first day of the month in which the Debt Securities issued thereunder are issued and sold.

     If the Debt Securities are unsecured medium term notes or debentures, they will be issued subject to an Indenture between the Company and The Bank of New York, as trustee, dated as of May
15, 1995.

               EARLY REDEMPTION AND TENDER OFFERS:

     In view of current and prospective market conditions, particularly interest rates, the Company believes that the optional redemption of the below listed securities may be advantageous to its ratepayers and share holders by reducing the cost of its outstanding series of debt and equity.

     The Company may use part of the proceeds that are realized from the issuance and sale of the Debt Securities either to make a tender offer for or to effect the optional redemption prior to maturity, if market conditions warrant, of any one or more of the currently outstanding First Mortgage Bonds, Pollution Control or Solid Waste Disposal Bonds, Quarterly Income Debt Securities, and Preferred Stock series, not to exceed $200 million in the aggregate, as follows:



     1.   First Mortgage Bonds

$355 million principal amount, aggregate

                           Principal      Current     Next Change
   Series      Maturity      Amount       Optional         In
                          Outstanding    Redemption    Redemption
                                           Price        Price or
                                                          Call
   6-1/2%        1997     $15,000,000       100           N/A
   5-5/8%        2000     $65,000,000     No Call         N/A
   7-3/8%        2002     $25,000,000     No Call         N/A
   7-1/4%        2007     $25,000,000     No Call       9-1-2002
   8-5/8%        2021     $50,000,000      106.28      11-1-1997
   8-1/2%        2022     $65,000,000      106.20       6-1-1997
   8-3/8%        2022     $40,000,000     No Call       7-1-2002
   7-5/8%        2025     $70,000,000     No Call       5-1-2005

     2.   Pollution Control or Solid Waste Disposal Bonds

$99,710,000 principal amount, aggregate

                                      Principal     Current     Next Change
     County       Series   Maturity    Amount       Optional   In Redemption
                                     Outstanding   Redemption  Price or Call
                                                     Price

 Greene, PA "A"   6.30%     2002     $2,560,000      100.00         N/A
                  6.40%     2007     $1,000.000      100.00         N/A
                  6.40%     2012     $3,000,000      100.00         N/A

 Pleasants, WV    6-3/8%    2007    $14,500,000      100.00         N/A
      "A"         6-3/8%    2012    $ 3,000,000      100.00         N/A

    Marion,       6-7/8%    1998    $19,100,000      No Call      Maturity
  Pleasants &
Preston, WV "B"

Harrison, WV "A"  6-7/8%    2022    $ 5,000,000      No Call     4-15-2002

Monongalia, WV     5.95%    2013    $ 7,050,000      No Call     4- 1-2003
      "B"

Harrison, WV "B"  6-1/4%    2023    $10,675,000      No Call     5- 1-2003

Harrison, WV "C"  6-3/4%    2024    $ 8,825,000      No Call     8- 1-2004

Pleasants, WV "C"  6.15%    2015    $25,000,000      No Call     4- 1-2005



     3.   Quarterly Income Debt Securities

$40 million principal amount, aggregate

                            Principal     Current     Next Change
   Series       Maturity      Amount      Optional    In Right to
                           Outstanding   Redemption       Call
                                           Price
     8%           2025     $40,000,000    No Call      6-19-2000

     4.   Preferred Stock

$74 million principal amount, aggregate

                 Shares     Principal     Current
   Series     Outstanding     Amount      Optional      Date of
                           Outstanding   Redemption      Issue
                                           Price
   4.40%         90,000     $9,000,000     106.50         1945
  4.80% B        40,000     $4,000,000     105.25         1947
  4.50% C        60,000     $6,000,000     103.50         1950
  $6.28 D        50,000     $5,000,000     102.86         1967
  $7.73 L       500,000    $50,000,000     100.00         1994



       MATURITY:  $80 million principal amount, aggregate

     The issuance of Debt Securities may be advantageous in order to provide the Company with funds to pay at maturity the following series:

                            Principal     Current     Next Change
   Series       Maturity      Amount      Optional         In
                           Outstanding   Redemption    Redemption
                                           Price         Price

   6-1/2%         1997     $15,000,000     100.00         N/A
   5-5/8%         2000     $65,000,000    No Call         N/A



                COMPETITION:  Up to $200 million

     Monongahela may use the entire aggregate amount over the next five years to prepare for competition in this era of deregulation and uncertainty. Broad-based competition appears to be inevitable and the future will be determined by the marketplace. As the Company prepares for competition, it needs to be in a position to act quickly to raise funds. In a competitive marketplace, the Company must have both the flexibility to adapt to changing conditions and the ability to issue various forms of debt. While we are unsure of the particular application of these funds since legislation has not been enacted in our states, certainly such developments or corporate restructuring, Regional Power Exchange (RPX) funding and regional transmission pacts are possible uses for such funds.

                 GENERAL PURPOSES:  $200 million

     The entire aggregate amount may also be used for general corporate purposes, to pay off short-term debt, or to raise new funds for construction expenditures.

     Monongahela will incur expenses in the following areas in connection with the issuance of the Debt Securities:

     Independent accountants*
     Legal fees*
     Printing*
     Trustee's fee*
     Trustee's expenses*
     Recordation fees and taxes*
     SEC registration fee*
     Bond rating fee*
     Blue sky fees and expenses*
     Miscellaneous*

     *The figures cannot be ascertained prior to issuance and will be provided by amendment when they are ascertained.

     The Company proposes to file a registration statement with respect to the Debt Securities covered by this Securities
Certificate under the Securities Act of 1933, as amended.

     The Company has not filed an application or declaration on Form U-1 filed with the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935 (the "Act") concerning the proposed issue of Debt Securities because the issuance is exempt from such requirement pursuant to Rule 52 of the Act (17 C.F.R. 250.52) upon authorization of the issuance by the Public Utility Commission. Within 10 days after the issuance, a copy of Certificate of Notification on Form U 6B-2 will be filed with the Securities and Exchange Commission pursuant to Rule 52.



                                V

                            EXHIBITS

     Monongahela has attached hereto a copy of its financial statements as of March 31, 1997, as Exhibit A. Also attached hereto is a summary of the parameters for the Debt Securities which it proposes to issue, as Exhibit B.

                               VI

                           CONCLUSION

     Applicant desires to consummate some or all of the proposed transactions outlined above over the next five years in order to reduce its cost of long-term financing and thereby to maintain its position as a low cost producer of electric energy in order to meet the challenges presented over the next five years in a competitive business environment.

     WHEREFORE, the Applicant prays, consistent with the Application and Exhibits filed herein, that an Order be issued by the Commission without hearing as follows:

     (1) authorizing Applicant to invite bids for the purchase of up to $200 million of its Debt Securities for the purposes as hereinabove described;

     (2) authorizing Applicant, in the event a bid for the said Debt Securities is acceptable to Applicant, to execute and deliver to the successful bidder or bidders an acceptance in writing thereof, without further authorization by your Honorable Commission;

     (3) authorizing Applicant, in the event a bid for said Debt Securities is accepted, to issue and sell said Debt Securities on or before December 31, 2002, pursuant to the purchase contract therefor consisting of the bid and its exhibits, without further authorization by your Honorable Commission;

     (4) authorizing Applicant, subject to the parameters set out above, to negotiate with private investors or with underwriters and/or agents for the offering by such underwriters of the Debt Securities, to enter into a purchase contract with such investors or underwriters upon completion of such negotiations and to sell said Debt Securities to and through such investors or underwriters, without further authorization by your Honorable Commission;

     (5) authorizing Applicant to issue Debt Securities in the principal amount of up to $200 million for the purpose of refunding before maturity higher cost First Mortgage Bonds;

     (6) authorizing Applicant to issue Debt Securities in the principal amount of up to $99,710,000 on or before December 31, 2002 for the purpose of refinancing issues of its Pollution Control and Solid Waste Disposal tax-exempt revenue Bonds;

     (7) authorizing Applicant to issue Debt Securities in the principal amount of up to $40 million for the purpose of refunding before maturity higher cost Quarterly Income Debt
Securities;

     (8) authorizing Applicant to issue Debt Securities in the principal amount of up to $74 million for the purpose of refunding higher cost Preferred Stock;

     (9) authorizing Applicant to issue Debt Securities in the principal amount of up to $80 million for the purpose of paying first mortgage bonds at maturity;

     (10) authorizing Applicant to issue Debt Securities in the principal amount of up to $200 million for the purpose of meeting demands placed upon Applicant by competitive forces;

     (11) authorizing that the total of the Debt Securities to be sold on or before December 31, 2002 for all of the purposes outlined above shall not exceed $200 million;

     (12) authorizing all other and further relief necessary or appropriate in the premises.


                                  Respectfully submitted,

                                  MONONGAHELA POWER COMPANY



                                  By  /s/ C. Vernon Estel, Jr.
                                         Vice President

(SEAL)
ATTEST:


/s/  Thomas C. Sheppard, Jr.
Assistant Secretary


/s/  Gary A. Jack
Gary A. Jack
Attorney for Applicant
Monongahela Power Company
1310 Fairmont Avenue
P.O. Box 1392
Fairmont, West Virginia  26555-1392

STATE OF WEST VIRGINIA,
COUNTY OF MARION,


     C. Vernon Estel, Jr. and Thomas C. Sheppard, Jr., being first duly sworn, depose and state that they are the Vice President and Assistant Secretary, respectively, of Monongahela Power Company, the Applicant in the foregoing Application, and that the statements and allegations contained therein are true to the best of their knowledge, information and belief.


                                    /s/  C. Vernon Estel, Jr.
                                    Vice President


                                    /s/ Thomas C. Sheppard, Jr.
                                    Assistant Secretary



     Sworn to and subscribed before me this 22nd day of July, 1997.


                                    /s/ Marcia F. Johnston
                                    Notary Public